Exhibit 99.1

For Immediate Release

GlobeImmune Announces Delisting and Deregistration of Common Stock

LOUISVILLE, CO–(Marketwired – July 5, 2016) – GlobeImmune, Inc. (NASDAQ: GBIM) On June 30, 2016, the board of directors (the “Board”) of GlobeImmune, Inc. (the “Company”) made a determination to delist the Company’s Common Stock (the “Common Stock”) from The NASDAQ Capital Market. On July 5, 2016, the Company notified The NASDAQ Stock Market (“NASDAQ”) of its intention to file a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”) with the Securities and Exchange Commission (the “SEC”) on July 15, 2016. The purpose of the Form 25 filing is to effect the voluntary delisting from The NASDAQ Capital Market of the Company’s outstanding Common Stock and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the Form 25 filing will become effective on July 25, 2016. After the effectiveness of the Form 25 filing, the Company also intends to file a Form 15 with the SEC, requesting the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and the deregistration of its Common Stock under Section 12(g) of the Exchange Act. The Board made the decision to allow the Common Stock to be delisted from NASDAQ and to seek deregistration under the Exchange Act following the Company’s review and careful consideration of several factors, including the inability to find a suitable strategic transaction despite a comprehensive year-long process, the ongoing listing, legal, administrative and additional accounting costs associated with being a publicly listed company, the non-compliance letter received from NASDAQ for the continued listing requirements, the inordinate amount of executive time and Company resources consumed in regulatory compliance obligations and the lack of investor interest as shown in the low daily trading volumes of the Common Stock on NASDAQ. The Board determined that delisting and deregistration are in the overall best interests of the Company and its stockholders.

The Company expects its Common Stock to begin trading on the OTC Market’s Pink market tier following the effectiveness of the Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 under the Company’s current trading symbol “GBIM.” The delisting of the Common Stock from the NASDAQ Capital Market could impair the liquidity and market price of the Common Stock. Additionally, the delisting of the Common Stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all. If the Company files Forms 15 and 25 and is successful in deregistering its Common Stock prior to the due date for its next periodic report, then the Company will no longer be required to file annual, periodic and current reports with the SEC.

About GlobeImmune

GlobeImmune is a biopharmaceutical company focused on developing products for the treatment of cancer and infectious diseases based on its proprietary Tarmogen® platform. Tarmogens activate the immune system by stimulating cellular immunity, known as T cell immunity, in contrast to traditional vaccines that predominately stimulate antibody production. To date, Tarmogen product candidates have been generally well tolerated in clinical trials for multiple disease indications and are efficient to manufacture. In 2009, the Company entered into a worldwide strategic collaboration and option agreement with Celgene Corporation focused on the discovery, development and commercialization of product candidates intended to treat cancer. Under this agreement, Celgene exercised their option to take an exclusive worldwide license to the GI-6300 and GI-6200 Tarmogen product series targeting brachyury and CEA, respectively. In 2011, the Company entered into a worldwide, strategic collaboration with Gilead Sciences, Inc., to develop Tarmogens intended for the treatment of chronic hepatitis B infection. For additional information, please visit the company’s website at www.globeimmune.com.

Safe Harbor Statement

This press release contains “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ability to deregister its Common Stock under the Exchange Act, the adequacy of the Company’s capital to fund its ongoing operations, the Company’s ability to enter into and complete any strategic transaction, the potential for Tarmogens to treat or prevent any disease, potential Tarmogen side effect profiles, the Company and its collaborators’ abilities to successfully complete clinical trials, timing and eventual prospects for completion of clinical trials and any approval to market any of the Company’s products and the prospects for the Company’s collaborations. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: the Company’s financial resources and whether they will be sufficient to meet the Company’s business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by the Company’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning GlobeImmune’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Tarmogen is a registered trademark of GlobeImmune, Inc.

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GLOBEIMMUNE CONTACT:

Timothy C. Rodell M.D.

President and Chief Executive Officer

T: 303-625-2820

information@globeimmune.com

GLOBEIMMUNE INVESTOR CONTACT:

Susan Noonan

S.A. Noonan Communications

T: 212-966-3650

susan@sanoonan.com